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                                                                      Exhibit 11

                      Statement Regarding Computation of
                           Earnings per Common Share


Basic and diluted earnings per share were computed as follows:

(In thousands, except per share data)
                                                                        Three months ended
                                                                             March 31
------------------------------------------------------------------------------------------------
                                                                        2000           1999
                                                                        ----           ----
Basic earnings per share:
Earnings available for common shares:
  Net income                                                             $  715         1,110
---------------------------------------------------------------------------------------------

Weighted average common shares
     outstanding                                                          2,287         2,389
---------------------------------------------------------------------------------------------
Basic earnings per share                                                 $  .31           .46
---------------------------------------------------------------------------------------------

Diluted earnings per share:
Net earnings available for common
    shares and common stock
    equivalent shares deemed to have a
    dilutive effect                                                      $  715         1,110
---------------------------------------------------------------------------------------------

Weighted average common shares
    outstanding                                                           2,287         2,389
Additional potentially dilutive
    securities (equivalent in common
    stock):
     Stock options                                                           18            31
---------------------------------------------------------------------------------------------
Total                                                                     2,305         2,420
---------------------------------------------------------------------------------------------
Diluted earnings per share                                               $  .31           .46
---------------------------------------------------------------------------------------------

The additional potentially dilutive securities calculation for 2000 and 1999 excludes an average of 65,000 and 40,500 options, respectively, because the exercise price of the options was greater than the average market price.